Exhibit 99.3

AMENDMENT No. 1 TO 12% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to the 12% Senior Secured Convertible Promissory Note (this “Amendment”), dated effective March 6, 2019 (the “Effective Date”), is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Borrower”), on the one hand, and Sergey Gogin (the “Holder”), on the other hand. The Borrower and the Holder will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the 12% Senior Secured Convertible Promissory Note dated January 22, 2018 issued by the Borrower to the Holder (the “Note”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on January 22, 2018, the Borrower issued to the Holder the Note in the principal amount of $500,000 (the “Principal Amount”);

WHEREAS, the Note matures on January 22, 2020 (the “Maturity Date”);

WHEREAS, the Note is convertible into shares of Common Stock of the Borrower at a rate of $0.65 per share (the “Conversion Price”); and

WHEREAS, the Parties wish to amend the Note to extend the Maturity Date to March 1, 2021 and to change the Conversion Price to $0.20 per share.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1.                Extended Maturity Date. Pursuant to Section 7(i) of the Note, the definition of “Maturity Date” in the Note shall be March 1, 2021.

2.                Revised Conversion Price. Pursuant to Section 7(i) of the Note, Section 4(b) of the Note is hereby amended so that, as amended, Section 4(b) of the Note reads as follows:

(b)       Conversion Price. The Conversion Price of the Common Stock into which the Principal Amount, or the then outstanding interest due thereon, of this Note is convertible shall be $0.20 per share (subject to adjustments as described herein). In the event the Company (i) makes a distribution or distributions on Common Shares payable in Common Shares or any Common Share Equivalents(which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding Common Shares into a larger number of Common Shares, (iii) combines (including by way of a reverse split) outstanding Common Shares into a smaller number of Common Shares or (iv) issues, in the event of a reclassification of Common Shares, any Common Shares of the Company, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of members entitled to receive such distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3.                Revised Conversion Price. Pursuant to Section 7(i) of the Note, Section 4(e) is added to the Note so that, as amended, Section 4(e) of the Note reads as follows:

e)       Adjustments for Annual Milestones. If the Year-End Milestones are not completed by the end of calendar year 2019, the Conversion Price shall be reduced to $0.10. The “Year-End Milestones” are the following:

i.                 Revenue of at least $800,000 for 2019;

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ii.               At least eight (8) Biotech, Pharma, MedDev companies under the MSA & 1st PO for $25,000;

iii.              At least four (4) follow-on contracts after the initial PO from Biotech, Pharma, MedDev companies;

iv.              At least three (3) monitoring contracts (recurring revenue) from Biotech, Pharma, MedDev companies;

v.                Follow-on contract from the first Automotive customer or a new contract from the Automotive Manufacturing vertical of at least $25,000; and

vi.              At least three (3) more bridge monitoring installations for a state in the New England region or a subway related contract from a state in the New England region.

4.                Waiver of Prior Defaults. Upon entering into this Amendment, the Holder hereby waives all Events of Default, known or unknown to the Holder, by Borrower prior to the Effective Date.

5.                No Other Changes. Except as amended hereby, the Note will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Note or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Note or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

6.                Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

7.                Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Note.

8.                Incorporation by Reference. The terms of the Note, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

9.                Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

BORROWER:	IIOT-OXYS, Inc.

Date: March 11, 2019	By	/s/ Clifford L. Emmons
Clifford L. Emmons, CEO

HOLDER:

Date: March 11, 2019	By	/s/ Sergey Gogin
Sergey Gogin

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EXHIBIT A

12% Senior Secured Convertible Promissory Note dated January 22, 2018

[See Attached]

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